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                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Trustees of Scudder Securities Trust and the Shareholders of:
Scudder Financial Services Fund, Scudder Health Care Fund, and
Scudder Technology Fund:

         In planning and performing our audits of the financial statements and financial highlights of Scudder Financial Services Fund, Scudder Health Care Fund and Scudder Technology Fund for the year ended May 31, 1998, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and financial highlights and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

         The management of Scudder Financial Services Fund, Scudder Health Care Fund and Scudder Technology Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements and financial highlights for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

         Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

         Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements and financial highlights being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of May 31, 1998.

         This report is intended solely for the information and use of management, the Trustees of Scudder Financial Services Fund, Scudder Health Care Fund, Scudder Technology Fund and the Securities and Exchange Commission.



Boston, Massachusetts                                PricewaterhouseCoopers LLP
July 10, 1998